Exhibit 10.6

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated January 28, 2014 by and among: (i) EZJR, Inc., a Nevada corporation (“EZJR”), and (ii) Leading Edge Financial, Inc., 1402 Royal Palm Beach Blvd, Suite 215, Royal Palm Beach, FL 33411, in connection with the acquisition by EZJR of 4,475,000 shares of the restricted common stock of Lead Ed Financial, Inc, a private Florida corporation (“LEF”). EZJR and LEF are referred to collectively as the “Parties”.

WHEREAS, on the terms and conditions hereinafter provided, EZJR desires to acquire from LEF and LEF wishes to transfer to the EZJR 100% of the issued and outstanding common stock of LEF (the “Transferred LEF Shares”) in exchange for 4,475,000 shares (the “Issued Shares”) of newly-issued restricted common stock from the EZJR treasury. The newly Issued Shares of EZJR shall constitute approximately 20% of the issued and outstanding common stock of EZJR on a fully-diluted basis as of the Closing.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND

WARRANTIES OF EZJR

As an inducement to, and to obtain the reliance of LEF, EZJR, represents and warrants as follows:

1.1 Organization. EZJR is a company duly organized and validly existing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business.

1.2 Due Authorization. EZJR has taken, or will have taken prior to Closing (as defined below), all actions required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. No authorization, approval, consent, or order of, or registration, with, any court or other governmental body is required in connection with the execution and delivery by EZJR of this Agreement and consummation by EZJR of the transactions contemplated by this Agreement.

1.3 Absence of Violation. The execution and delivery of this Agreement, and all exhibits hereto does not and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, violate, result in a breach of or constitute a default under any provision of the articles of incorporation (as amended) or bylaws or other organizational documents of EZJR; (b) violate, conflict with or result in the breach or termination of or modification, or otherwise give any other contracting party the right to terminate or modify, or constitute a default, with or without notice, the lapse of time or both, or cause the acceleration of any obligation, under the terms of any contract to which EZJR is a party; (c) result in the creation of any lien, charge or encumbrance upon the properties or other assets of EZJR; or (d) conflict with, violate, result in a breach of or constitute a default under any judgment, order, injunction, decree or award against, or binding upon, EZJR or upon any of its properties or assets.

1.4 Consents. EZJR is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind which would prevent EZJR from performing the terms of this Agreement or any of the transactions contemplated hereby without the consent of any third party, or which would require the consent of any third party for the consummation of this Agreement or any of the transactions contemplated hereby, or which would result in any penalty, forfeiture or other termination as a result of such consummation.

1.5 Binding Obligation. When executed by EZJR, this Agreement and all exhibits hereto and the representations and warranties contained herein and therein will constitute a valid and binding obligation of EZJR enforceable in accordance with their respective terms.

1.6 Capitalization and Outstanding Shares. As of the date of this Agreement, the authorized capitalization of EZJR consists of 70,000,000 shares of common stock, $0.001 par value, of which, 13,664,576 shares of common stock are outstanding. Such issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. EZJR has 5,000,000 shares of preferred stock, $0.001 par value, of which, no preferred shares are issued or outstanding. Schedule 1.6 contains a true and complete description, as of the date of this Agreement, of: (a) the authorized share capital of EZJR; (b) the issued and outstanding share capital of EZJR; and (c) the fully-diluted share capital of EZJR.

1.7 Options or Warrants or Subscriptions. Prior to this Share Exchange Agreement there are no existing options, warrants, calls, subscriptions or commitments of any character relating to the authorized and un-issued share capital of EZJR, including, but not limited to the common stock of EZJR.

1.8 Compliance With Laws and Regulations. EZJR has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of EZJR or except to the extent that noncompliance would not result in the occurrence of any material liability for EZJR.

1.9 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened or reasonably anticipated against or affecting EZJR or any of its assets or business or this Agreement or any exhibit hereto, at law or in equity, by or before any court, arbitrator or governmental authority, domestic or foreign.

1.10 No Bankruptcy. There has not been filed any petition or application, nor any proceeding commenced by or against EZJR with respect to any assets of EZJR under any law, domestic or foreign, relating to bankruptcy, reorganization, fraudulent transfer, compromise, arrangements, insolvency, readjustment of debt or creditors' rights, and no assignment has been made by EZJR for the benefit of creditors generally.

1.11 Shareholder’s Agreements. Except for this Agreement and any agreements incorporated as exhibits hereto, there is no agreement which governs or purports to govern the shareholdings of EZJR or which restricts or purports to restrict the exercise by any shareholder of EZJR of his rights as a shareholder of EZJR, including without restriction, any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rates or disposition of the shares (or units or other equity interest, as the case may be) of EZJR, save as governed by applicable law.

1.12 Option Plans. There is no share option plan or similar plan and to acquire any additional shares or units or other equity interests, as the case may be, of EZJR or securities convertible or exercisable into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares or units or equity interests, as the case may be.

1.13 Financial Statements. The financial statements contained in the filings with the U. S. Securities and Exchange Commission (“SEC”) are accurate and in keeping with the requirements of the securities laws of the United States. Such financial statements were prepared in accordance and compliance with Generally Accepted Accounting Principles in the United States, and the financial statements and other financial information included therein present fairly, in all material respects, the financial condition and results of operations of EZJR. The financial statements and reports filed by EZJR with the SEC do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading. At Closing, or within thirty days following closing, EZJR shall have no liabilities whatsoever.

1.14 Tax Returns. Except as set forth on Schedule 1.14, all required tax returns and information returns and reports of or relating to any tax and the information and data contained therein have been properly and accurately compiled and completed in all material respects, and filed in a timely manner with the appropriate taxation authority for EZJR.

1.15 Guarantees. EZJR does not have any outstanding contracts or commitments guaranteeing (or indemnifying or making contribution to others for breaches in connection with) the payment or collection or the performance of the obligations of others, and none of them has entered into any deficiency agreements, or issued any comfort letters, or otherwise granted any material financial assistance to any person, firm, corporation or other entity.

1.16 No Non-Competition Agreement. There is no restriction agreement nor any non-solicitation or non-competition agreement or other agreement restricting in any way the carrying on of the business of EZJR binding upon EZJR.

1.17 Real Property. Except as set forth on Schedule 1.17(a), EZJR does not own any real or otherwise immovable property. Except as set forth on Schedule 1.17(b), EZJR does not hold as tenant any leases.

1.18 Intellectual Property. EZJR has not and is not violating any patents, material trade marks, trade names, copyrights, service marks, applications therefor and other industrial and intellectual property.

1.19 No Materially Adverse Undisclosed Facts. There is no fact known to the management of EZJR which has not previously been disclosed in writing to LEF which may materially adversely affect EZJR or its respective assets, properties, business, prospects, operation or condition (financial or otherwise), or which should be disclosed to LEF in order to make any of the warranties and representations herein true and not misleading and no state of facts is known (or with reasonable diligence would be known) to the management of EZJR that would operate to prevent EZJR from continuing to carry on its business in the manner in which carried on at the date hereof.

1.20 Absence of Certain Changes or Events. Except in order to fulfill the obligations created by this Agreement and to complete the transactions contemplated herein, from the date of this Agreement until the completion of the Closing (as described below) EZJR will: (a) not incur any liability or obligation whatsoever, secured or unsecured, direct or indirect, other than in the ordinary and usual course of its business; (b) not enter into any contracts or agreements whatsoever, other than in the ordinary and usual conduct and course of its business; (c) not change any of its accounting methods, principles, practices or policies; (d) not cease to operate its properties and to carry on its business as heretofore carried on, nor fail to maintain all of its properties, rights and assets consistently with past practices; (e) not sell or otherwise in any way alienate or dispose of any of its assets other than in the ordinary course of business and in a manner consistent with past practices; (f) not modify its articles of incorporation, bylaws or capital structure; (g) not make any modification to its authorized or issued shares, nor redeem, retire, repurchase or otherwise acquire, nor issue, sell or otherwise dispose of, shares of its capital stock other equity interests or warrants, bonds or rights in its own capital, (h) not make any distribution, by way of dividend or otherwise, to any of its shareholders or to any affiliate or associate thereof, or reserve or declare any dividend; (i) not make any material change in the form of compensation or remuneration payable or to become payable to any of its shareholders, directors, officers, employees or agents nor in the rate thereof; (j) other than the ordinary course of business, not grant to any customer any special allowance or discount, or change its pricing, credit or payment policies; (k) not make any loan or advance, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of any person; (l) not permit, cause or suffer any extraordinary losses not covered by insurance; (m) not remove any director or auditor or terminate any officer or have any of the foregoing resign; (n) not purchase or otherwise acquire any shares or other equity interest, as the case may be, in any person. EZJR further represents that (o) it is not currently facing any action or suit, proceeding, inquiry, or any threat thereof, against or affecting EZJR at law or in equity or before or by any foreign, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which may in any way materially and adversely affect EZJR; (p) except as described in its SEC filings, and/or EZJR’s interim financial statements, there have not been any transactions, agreements, arrangements or payments (including, without limitation, salaries, bonuses, royalties or fees) relating to or affecting EZJR or its business: (i) involving any related entity of EZJR, (ii) involving any current or former director, officer, shareholder of EZJR, or (iii) involving any member of the immediate family of any individual described in clause (ii) above, (iv) involving any other person not acting at arm’s length with EZJR or (v) not otherwise at arm’s length.

1.21 Reliance. All representations and warranties of EZJR contained herein, shall be deemed to have been relied upon by LEF notwithstanding any investigation heretofore or hereafter made by LEF or by their counsel or by any other representative of LEF and shall survive the date hereof and continue in full force and effect for the benefit of LEF for an unlimited duration in case of fraud, gross negligence, material willful concealment or until the limitation period under any applicable tax statute has expired or, in all other cases, until the second anniversary of the date hereof.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF LEADING EDGE FINANCIAL, INC.

As an inducement to, and to obtain the reliance of EZJR, LEF represents and warrants, with respect to itself, as follows:

2.1 Organization. (a) LEF is a company duly organized and validly existing under the laws of Florida and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business. Leading Edge Financial, Inc. is a personal credit optimization and credit management company with exclusive technology, they help clients establish or re-establish a good credit history.

2.2 Due Authorization. LEF has taken, or will have taken prior to Closing (as defined below), all actions required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by LEF of this Agreement and consummation by LEF of the transactions contemplated by this Agreement.

2.3 Absence of Violation. The execution and delivery of this Agreement, and all exhibits hereto does not and the consummation of the transactions contemplated hereby and thereby will not (a) conflict with, violate, result in a breach of or constitute a default under any provision of the articles of incorporation (as amended) or bylaws or other organizational documents of LEF; (b) violate, conflict with or result in the breach or termination of or modification, or otherwise give any other contracting party the right to terminate or modify, or constitute a default, with or without notice, the lapse of time or both, or cause the acceleration of any obligation, under the terms of any contract to which LEF is a party; (c) result in the creation of any lien, charge or encumbrance upon the properties or other assets of LEF; or (d) conflict with, violate, result in a breach of or constitute a default under any judgment, order, injunction, decree or award against, or binding upon, LEF or upon any of its properties or assets or upon LEF or upon any of the properties or assets of LEF.

2.4 Consents. LEF is not subject to any law, ordinance, regulation, rule, order, judgment, injunction, decree, charter, bylaw, contract, commitment, lease, agreement, instrument or other restriction of any kind which would prevent LEF from performing the terms of this Agreement or any of the transactions contemplated hereby without the consent of any third party, or which would require the consent of any third party for the consummation of this Agreement or any of the transactions contemplated hereby, or which would result in any penalty, forfeiture or other termination as a result of such consummation.

2.5 Binding Obligation. When executed by LEF, this Agreement, and all exhibits hereto and the representations and warranties contained herein and therein will constitute a valid and binding obligation of LEF enforceable in accordance with their respective terms.

2.6              Capitalization and Outstanding Shares. As of the date of this Agreement, the authorized capitalization of LEF consists of 100,000 shares of common stock, of which, 44,750 shares of common stock are outstanding. Such issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

2.7              Ownership of LEF Shares. LEF hereby represents and warrants that the Transferred LEF Shares represent 100% of LEF, and that these shares are free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever. Delivery of the Transferred LEF Shares at the Closing will convey to EZJR good and marketable title to such shares, free and clear of any claims, charges, equities, liens, security interests and encumbrances whatsoever.

2.8 Compliance With Laws and Regulations. LEF has complied with all applicable federal and Nevada state statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of LEF or except to the extent that noncompliance would not result in the occurrence of any material liability for LEF.

2.9 Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened or reasonably anticipated against or affecting LEF or any of their assets or business or this Agreement or any exhibit hereto, at law or in equity, by or before any court, arbitrator or governmental authority, domestic or foreign.

2.10 No Bankruptcy. There has not been filed any petition or application, nor any proceeding commenced by or against LEF with respect to any assets of LEF under any law, domestic or foreign, relating to bankruptcy, reorganization, fraudulent transfer, compromise, arrangements, insolvency, readjustment of debt or creditors' rights, and no assignment has been made by LEF for the benefit of creditors generally.

2.11 Option Plans. There is no share option plan or similar plan to acquire any additional shares or units or other equity interests, as the case may be, of LEF or securities convertible or exercisable into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares or units or equity interests, as the case may be.

2.12 Tax Returns. All required tax returns and information returns and reports of or relating to any tax and the information and data contained therein have been properly and accurately compiled and completed in all material respects, and filed in a timely manner with the appropriate taxation authority for LEF.

2.14 Guarantees. LEF does not have any outstanding contracts or commitments guaranteeing (or indemnifying or making contribution to others for breaches in connection with) the payment or collection or the performance of the obligations of others, and has not entered into any deficiency agreements, or issued any comfort letters, or otherwise granted any material financial assistance to any person, firm, corporation or other entity.

2.15          Non-Competition Agreement. There is no restriction agreement nor any non-solicitation or non-competition agreement or other agreement restricting in any way the carrying on of the business of LEF binding upon LEF.

2.16          Real Property. LEF does not own any real or otherwise immovable property, unless disclosed herewith.

2.17 Intellectual Property. LEF has not and is not violating any patents, material trade marks, trade names, copyrights, service marks and other industrial and intellectual property.

2.18 No Materially Adverse Undisclosed Facts. There is no fact known to the management of LEF which has not previously been disclosed in writing to EZJR which may materially adversely affect LEF or its respective assets, properties, business, prospects, operation or condition (financial or otherwise), or which should be disclosed to EZJR in order to make any of the warranties and representations herein true and not misleading and no state of facts is known (or with reasonable diligence would be known) to the management of LEF, which would operate to prevent LEF from continuing to carry on its business in the manner in which carried on at the date hereof.

2.19 Reliance. All representations and warranties of LEF contained herein, shall be deemed to have been relied upon by EZJR notwithstanding any investigation heretofore or hereafter made by EZJR or by their counsel or by any other representative of EZJR and shall survive the date hereof and continue in full force and effect for the benefit of EZJR for an unlimited duration in case of fraud, gross negligence, material willful concealment or until the limitation period under any applicable tax statute has expired or, in all other cases, until the second anniversary of the date hereof.

2.20 Absence of Certain Changes or Events. LEF further represents that it is not currently facing any action or suit, proceeding, inquiry, or any threat thereof, against or affecting LEF at law or in equity or before or by any foreign, federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which may in any way materially and adversely affect EZJR.

2.21 Lockup Agreement. The shareholders of LEF, who will be receiving shares in EZJR have agreed to lock-up their EZJR shares for a three year period. Based on the achievement of certain revenue and earnings benchmarks, some of their share can become free trading prior to the end of the three year Lock-up Agreement. The Lock-up Agreement is part of this Share Exchange Agreement.

2.22 Outstanding Debt. LEF has an outstanding debt of $25,000, whereby it is making monthly payments of $750 in interest payments. The Parties agree, that once EZJR acquires LEF, that EZJR will be responsible for this debt obligation.

ARTICLE III

THE CLOSING

3.1 The Exchange. LEF agrees to assign, transfer, and deliver to EZJR, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the LEF Transferred Shares, which represent 100% of the outstanding common shares of LEF, and EZJR agrees to acquire such shares by issuing and delivering to LEF in exchange for 4,475,000 Issued Shares of newly-issued restricted common stock from the EZJR treasury. The newly Issued Shares shall constitute approximately 20% of the issued and outstanding common stock of EZJR on a fully-diluted basis.

3.2 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall be on January 28, 2014 or at such time and place as the parties may mutually agree (“Closing Date”).

3.3 Conditions Precedent to Closing.

The conditions precedent to the obligations set forth in this Agreement include:

(a) a complete and satisfactory due diligence review of the officers, books, records, business and affairs of EZJR by LEF ;

(b) a complete and satisfactory due diligence review of the books, records, business and affairs of LEF by EZJR;

(c) any other conditions precedent set forth in Articles V and VI of this Agreement.”

3.4 Appropriate Approval. All of the items set forth in Section 3.3 of this Agreement and all of the transactions contemplated hereunder, shall have been properly authorized and approved by the majority stockholders of EZJR and the Board of Directors of EZJR.

3.5 Closing Events. At the Closing, each of the respective Parties hereto shall execute, acknowledge, and/or deliver, as applicable, or shall ensure to be executed, acknowledged, and delivered, as applicable, the following:

(a)                In the case of LEF : (i) each of the Schedules set forth in Article II of this Agreement, and (ii) share certificates evidencing the transfer of the Transferred LEF Shares in the name of EZJR.

(b) In the case of EZJR: (i) each of the Schedules set forth in Article I of this Agreement; (ii) one share certificate representing the Issued Shares, in the name of LEF.

(c) Any and all certificates, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE IV

SPECIAL REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF LEADING EDGE FINANCIAL WITH RESPECT TO THE SUBSCRIPTION OF THE ISSUED SHARES

The Issued Shares shall be issued to LEF, in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering. Each certificate representing the Issued Shares issued and delivered at the Closing will have typed or printed thereon a restricted legend which will read substantially as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, but have been acquired by the registered owner hereof for the purpose of investment and in reliance upon the statutory exemptions contained in the Securities Act and similar provisions of any applicable state securities laws. The shares may not be sold, pledged, transferred or assigned except in accordance with tHE SECURITIES ACT and all other applicable state securities laws.”

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF EZJR

In addition to the conditions precedent set forth in Section 3.3 to this Agreement, the obligations of EZJR under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

5.1 Accuracy of Representations. The representations and warranties made by LEF in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and LEF shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

5.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of LEF nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of LEF.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF LEF

In addition to the conditions precedent set forth in Section 3.3 to this Agreement, The obligations of LEF under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.1 Accuracy of Representations. The representations and warranties made by EZJR in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and EZJR shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by EZJR prior to or at the Closing.

6.2 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of EZJR nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of EZJR.

6.3 SEC Documents; Financial Statements. EZJR agrees to file all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, all filings required pursuant to Sections 13(a) and 15(d) thereof, for the two years preceding the date hereof (or such shorter period as EZJR was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated there under, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which EZJR is a party or to which the property or assets of the EZJR are subject have been filed as exhibits to the SEC Documents as required under the Exchange Act. The financial statements of EZJR included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved United States of America Generally Accepted Accounting Principles ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of EZJR and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

ARTICLE VII

MISCELLANEOUS

7.1 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws the State of Nevada without regard to its conflicts of laws principles.

7.2 Resolution of Disputes.

(a)                Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be resolved through friendly consultation, if possible. Such consultation shall begin immediately after one party has delivered to the other party a written request for such consultation (the “Consultation Date”). If the dispute cannot be resolved within 30 days following the Consultation Date, the dispute shall be submitted to arbitration upon the request of either party, with written notice to the other party.

(b)               Arbitration. The arbitration shall be conducted by a tribunal (the “Tribunal”) in Nevada under the auspices of the American Arbitration Association (“AAA”) in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the AAA. There shall be three arbitrators - one arbitrator shall be chosen by each party to the dispute and those two arbitrators shall choose the third arbitrator. All arbitration proceedings shall be conducted in English. Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties; either party may apply to any court of competent jurisdiction in the State of Nevada for enforcement of any award granted by the Tribunal.

(c)                During the period when a dispute is being resolved, except for the matter being disputed, the parties shall in all other respects continue to abide by the terms of this Agreement.

7.3 Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

(a)                If to EZJR, addressed as follows:

Attention: Ed Zimbardi

EZJR, Inc.

2001 Lawrenceville Suwanee Road, Suite 300

Suwanee, GA 30024

Phone: (678) 866-3414

with copy to:

Thomas C. Cook, Esq.

Law Offices of Thomas C. Cook

500 N. Rainbow, Suite 300

Las Vegas, NV 89107

Phone: (702) 221-1925

(b)               If to Leading Edge Financial, Inc., addressed as follows:

Attention: Daniel M Giordano, II, CEO

Lead Ed Financial, Inc.

1402 Royal Palm Beach Blvd, Suite 215

Royal Palm Beach, FL 33411

Phone: 561-249-4006

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed or telegraphed.

7.4 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

7.5 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof.

7.6 Survival; Termination. Notwithstanding anything in this Agreement to the contrary, the representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years. All rights and obligations under this entire Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators and assigns of the parties.

7.7 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

7.8 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same of any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

7.9 Indemnification. LEF and EZJR hereby agree to indemnify and hold harmless the other party hereto against any and all expenses, liabilities, costs and damages arising out of and proximately caused by any material breach or inaccuracy of any of the representations or warranties made by the indemnifying party in this Agreement..

7.10 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each party hereto as of the date first above written.

EZJR, INC.

By: /s/ Ed Zimbardi

Name: Ed Zimbardi

Title: CEO and Director

Leading EdGE Financial, Inc.

By: /s/ Daniel M. Giordano, II

Name: Daniel M. Giordano, II

Chief Executive Officer

January 28, 2014

To: EZJR, Inc.

a Nevada Corporation

RE: LOCK-UP AGREEMENT

The undersigned, a shareholder of EZJR, Inc., a Nevada corporation (the "Company"), understands that the Company is in the process of building its infrastructure. The undersigned understands this Lock-up Agreement adds a level of protection to the investors of EZJR, Inc., to prevent the undersigned from liquidating their stock holdings (“Shares’) and adversely affecting the market of the stock. It is further understood that some of their Shares may be eligible for sale under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule.

The undersigned agrees that that this Lock-up Agreement will remain in effect for the first year, after the first year the lock-up agreement continues for two additional years, until the earlier of:

1.      When EZJR reaches $10 million in revenues, each shareholder will be allowed to remove the restriction and lockup on 10% of their stock represented in this Share Exchange Agreement.

2.      When EZJR reaches $5 million in net income, each shareholder will be allowed to remove the restriction and lockup on 30% of their stock represented in this Share Exchange Agreement.

3.      Three (3) years from the date of this Share Exchange Agreement.

This Lock-up Agreement does not preclude the undersigned from selling their Shares in a private transaction; however, any Purchaser(s) of these Shares must comply with the same terms and conditions of this Lock-up Agreement. A copy of this Lock-up Agreement will be given to Quicksilver Stock Transfer, the Company’s duly authorized transfer agent, so that the Lock-up Agreement remains in force.

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.